Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), Michael D. Devlin, President and Chief Executive Officer of Cape Bancorp, Inc., a Maryland corporation (the “Company”) and Guy Hackney, Executive Vice President and Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the Annual Report on Form 10-K for the year ended December 31, 2013 (the “Report”) and that to the best of his knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 10, 2014	/s/ Michael D. Devlin
Michael D. Devlin
President and Chief Executive Officer

Date: March 10, 2014	/s/ Guy Hackney
Guy Hackney
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.